Exhibit 10.7.3
PORTIONS OF THIS EXHIBIT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN
OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT
WITH THE SECURITIES AND EXCHANGE COMMISSION.
[LETTERHEAD OF NORSKE SKOG CANADA LIMITED]
February 1, 2005
Western Forest Products Inc.
3rd Floor, 435 Trunk Road
Duncan, British Columbia
V9L 2P9

Attention:	Mr. John Dalton
General Manager, Log Supply
Dear John:
Supply Arrangements for Chips, Sawdust, Hog Fuel and Sawlogs
We are writing to confirm the correction we discussed to the Schedule of Revised Terms attached to our letter of December 2, 2002 to Doman Forest Products Ltd. regarding changes to the Chip and Sawlog Supply Agreement dated September 8, 1980 originally between British Columbia Forest Products Limited and Doman Industries Limited now between NorskeCanada and Western Forest Products Inc.
We confirm that the December 2, 2002 letter is amended by replacing the Schedule of Revised Terms attached to that letter with the Schedule of Revised Terms attached to this letter. The only changes are to the fifth bullet point under the heading “Chip and Sawlog Agreement”, the third bullet point under the heading “Hog Fuel Supply Agreement”, deletion of references to the Chemainus mill and replacing references to Doman with Western. The Chip and Sawlog Agreement and the Hog Fuel Supply Agreement as amended by the December 2, 2002 letter and this letter remain in effect.
Please confirm your agreement with the above by signing and returning the enclosed copy of this letter to us.
Yours very truly,
Brian Nordman
Vice-President, Fibre Supply
Confirmed and agreed this                      day of February, 2005

WESTERN FOREST PRODUCTS INC.

Per:

SCHEDULE OF REVISED TERMS
Chip and Sawlog Agreement
•	Annual commitment of Chips sold to Norske by Western to be varied for the 1st year following the effective date of the CCAA arrangement (“Effective Date”) to (***) Volumetric Units in first four months, (***) in the next four months and (***) in the last four months. The annual commitment for years 2, 3 and 4 after the Effective Date will be (***) Volumetric Units and for the balance of the term will be (***) Volumetric Units per year
•	Term extended so that the agreement expires 10 years from the Effective Date
•	All Chips produced at Western’s Ladysmith, Cowichan Bay and Western Lumber sawmills (Saltair and Nanaimo) will be delivered to Norske. Norske will deliver back to Western the volume of Chips in excess of the annual commitment.
•	Norske will arrange for Western to be offered (***) cubic metres of Sawlogs for every Volumetric Unit of Chips purchased by Norske under the Agreement up to the annual commitment volume
•	Norske will also have the first right to purchase all other Chips produced by Western’s Ladysmith, Cowichan Bay, Duke Point, Vancouver and Western Lumber (Saltair and Nanaimo) mills that are surplus to the needs of the Woodfibre Pulp Mill
•	Other terms and conditions, including pricing, quality, and delivery arrangements remain in effect
Sawdust Agreement
•	Term extended so that the agreement expires 10 years from the Effective Date. Cancellation by either party on 12 months notice shall not apply until after the second last year of the term.
•	Western will sell all Sawdust (except red cedar) produced at all of its sawmill facilities in coastal British Columbia, including Ladysmith, Cowichan Bay, Duke Point, Vancouver and Western Lumber facilities (currently Saltair and Nanaimo)
•	Cedar sawdust will be purchased at Norske’s option for use in the sawdust process
•	Other terms and conditions, including pricing, quality and delivery arrangements remain in effect
Hog Fuel Supply Agreement
•	Term extended so that the agreement expires 10 years from the Effective Date. Cancellation by either party on 12 months notice shall not apply until after the second last year of the term.
•	Hog Fuel produced at the mills referenced under the heading Chip and Sawlog Agreement will be delivered to Norske’s Crofton mill or other mills as directed by Norske
•	Norske will have the first right to purchase all other Hog Fuel produced by Western’s Duke Point mill and merchandiser and Vancouver mill that are surplus to the needs of the Woodfibre Pulp Mill
•	All other terms and conditions of the existing Hog Fuel supply arrangement between Norske and Western, including pricing, quality and delivery arrangements will apply
Pulplog Supply Arrangement
During the term of the Chip and Sawlog Agreement, Norske will offer Western on a first rights basis any surplus pulplogs Norske is willing to offer to sell for cash to any potential arms-length buyer